As filed with the Securities and Exchange Commission on August 24, 2004

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM S-8


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT 0F 1933



                              INNODATA ISOGEN, INC.
             (Exact name of registrant as specified in its charter)



                  DELAWARE                               13-3475943
        (State or other jurisdiction        (IRS Employer Identification Number)
      of incorporation or organization)


              THREE UNIVERSITY PLAZA, HACKENSACK, NEW JERSEY 07601

                    (Address of principal executive offices)

                             2001 STOCK OPTION PLAN

                             2002 STOCK OPTION PLAN

                              (Full Title of Plan)

                 AMY AGRESS, VICE PRESIDENT AND GENERAL COUNSEL

              THREE UNIVERSITY PLAZA, HACKENSACK, NEW JERSEY 07601

                     (Name and address of agent for service)

                                 (201) 488-1200

          (Telephone number, including area code, of agent for service)

             Copies of all Communications to:        Oscar D. Folger, Esq.

                                                     521 Fifth Avenue

                                                     New York, New York 10175

                                                     (212) 697-6464


                         CALCULATION OF REGISTRATION FEE

------------------------------------- -------------------- ------------------------ ------------------------ ------------------
                                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                             OFFERING PRICE PER       AGGREGATE OFFERING
TITLE OF SECURITIES TO BE REGISTERED     AMOUNT TO BE             SHARE (4)                PRICE (4)             AMOUNT OF
                                        REGISTERED (1)                                                       REGISTRATION FEE
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Common Stock, $.01 par value          170,000 shares (2)                     $3.35              $569,500.00             $72.16
("Common Stock")
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Common Stock                          30,000 (2)                             $3.26               $97,800.00             $12.39
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Common Stock                          30,000 (2)                             $3.69              $110,700.00             $14.03
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Common Stock                          20,000 (2)                             $3.60               $72,000.00              $9.12
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Common Stock                          1,600,000 shares (3)                   $3.69            $5,904,000.00            $748.04
------------------------------------- -------------------- ------------------------ ------------------------ ------------------
Total                                 1,850,000 shares                                        $6,754,000.00            $855.74
------------------------------------- -------------------- ------------------------ ------------------------ ------------------


(1) The Registration Statement also includes an undeterminable number of additional shares that may become issuable pursuant to anti-dilution provisions of the Plans.

(2) Represents shares that may be issued pursuant to options heretofore granted pursuant to the Registrant's 2001 and 2002 Stock Option Plans.

(3) Represents shares that may be issued pursuant to options that may hereafter be granted pursuant to the Registrant's 2001 and 2002 Stock Option Plans.

(4) Calculated solely for the purpose of determining the registration fee based upon the assumed offering prices of the shares determined pursuant to Rules 457(h). In the case of shares purchasable upon exercise of outstanding options, such assumed offering price is the exercise price provided for in the relevant option. In the case of shares purchasable upon exercise of options that may hereafter be granted, such assumed offering price is $3.69, the average of the high and low sales prices of the Company's Common Stock on August 19, 2004 as reported on the Nasdaq National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

      As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Innodata Isogen, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

      o     Annual Report on Form 10-K for the year ended December 31, 2003;

      o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

      o The section entitled "Description of Common Stock" contained in Post-Effective Amendment No. 1 to the Company's Registration Statement No. 33-62012 on Form SB-2 filed with the Commission, under the Securities Act of 1933, and effective as of June 21, 1994.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Oscar D. Folger, Esq., New York, New York. Mr. Folger's wife owns 253,853 shares of the Common Stock of the Company, Mr. Folger's pension plan, of which he is a trustee and principal beneficiary, owns 136,164 shares of Common Stock, and a trust for the benefit of Mr. Folger owns 19,936 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation of the Company provides that:

            A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

      The Company, as a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

      The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. Furthermore, the Company has entered into agreements with each director in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

          4.1             Form of 2001 Stock Option Plan (1)
          4.2             Form of 2002 Stock Option Plan (2)
          5.1             Opinion of Oscar D. Folger as to legality
          23.1            Consent of Oscar D. Folger (included in Exhibit 5.1)
          23.2            Consent of Grant Thornton LLP
          24.1            Power of Attorney (included on signature page)


(1) Incorporated by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders on July 31, 2001.

(2) Incorporated by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting of Stockholders on October 1, 2002.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      o (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      o (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      o (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hackensack, State of New Jersey on the 20th day of August 2004.

                                          INNODATA ISOGEN, INC.

                                          By /s/ Jack Abuhoff
                                          ------------------------------------
                                          Jack Abuhoff
                                          Chairman of the Board of Directors
                                          Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Jack Abuhoff, Amy Agress and Stephen
Agress and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration
Statement as the Registrant deems appropriate.

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


Signature                            Title                                           Date

/s/ Jack Abuhoff                     Chairman of the Board of Directors,             August 20, 2004
-------------------------------      Chief Executive Officer and President
Jack Abuhoff

/s/ Todd Solomon                     Vice Chairman of the Board of                   August 20, 2004
-------------------------------      Directors and Consultant
Todd Solomon

/s/ Stephen Agress                   Vice President - Finance                        August 20, 2004
-------------------------------      Chief Accounting Officer (Principal
Stephen Agress                       Accounting and Financial Officer)



/s/ Haig S. Bagerdjian               Director                                        August 20, 2004
-------------------------------
Haig S. Bagerdjian

/s/ Louise Forlenza                  Director                                        August 20, 2004
-------------------------------
Louise Forlenza

/s/ Charles F. Goldfarb              Director                                        August 20, 2004
-------------------------------
Charles F. Goldfarb

/s/ John R. Marozsan                 Director                                        August 20, 2004
-------------------------------
John R. Marozsan

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